Exhibit 4



                                   A. O. SMITH
                         PROFIT SHARING RETIREMENT PLAN






                                                      As Amended and Restated
                                                    Effective January 1, 1989

                                   A. O. SMITH
                         PROFIT SHARING RETIREMENT PLAN

                                Table of Contents


   Section                                                      Page

                             ARTICLE I:  DEFINITIONS

     1.1       Definitions                                         1
     1.2       Construction                                        5

                           ARTICLE II:  PARTICIPATION

     2.1       Participation                                       5
     2.2       Eligibility Upon Reemployment                       5
     2.3       Leave of Absence                                    5

                               ARTICLE III:  TRUST

     3.1       Establishment                                       6

                ARTICLE IV:  CONTRIBUTIONS BY ELIGIBLE EMPLOYEES
                                  TO THE TRUST

     4.1       Tax-Deferred Contributions                          6
     4.2       Change in Tax-Deferred Contributions                6
     4.3       Rollover Contributions                              6
     4.4       Transfers of Account Balances                       7
     4.5       Limitations                                         8

                    ARTICLE V:  CONTRIBUTIONS BY THE EMPLOYER
                                TO THE TRUST FUND

     5.1       Company Matching Contributions                      9
     5.2       Limitation on Contributions                        10
     5.3       Individual Employer Contributions                  11
     5.4       Effect of Deficit of Individual Employer           11

                      ARTICLE VI:  INVESTMENT CONTRIBUTIONS

     6.1       Investment Funds                                   11
     6.2       Participant's Elections of Investment Fund         12
     6.3       Transfers Between Funds                            12

       ARTICLE VII:  ALLOCATION OF COMPANY MATCHING CONTRIBUTIONS

     7.1       Allocations                                        12
     7.2       Eligible Employees Sharing in Company Matching
                Contributions                                     12
     7.3       Accounts                                           13

         ARTICLE VIII:  ALLOCATION OF NONVESTED FORFEITURES AND
                     CHANGES IN THE VALUE OF THE TRUST

     8.1       Allocation of Forfeitures                          13
     8.2       Allocation of Changes in Value                     14

                              ARTICLE IX:  BENEFITS

     9.1       Fully Vested Benefits                              14
     9.2       Benefits Upon Other Terminations of Employment     15
     9.3       Special Rule for Divestitures                      15
     9.4       Beneficiaries                                      16
     9.5       Time of Payments                                   16
     9.6       Committee to Direct Payment                        17

                             ARTICLE X:  WITHDRAWALS

    10.1       Withdrawal With Less Than Five Years               17
    10.2       Five-Year Withdrawal                               17
    10.3       Hardship Withdrawals                               17
    10.4       Total Withdrawal at Age 59-1/2                     18
    10.5       Withdrawal by Participants                         18
    10.6       General Conditions Applicable                      19

                             ARTICLE XI:  PLAN LOANS

    11.1       Procedure and Terms                                20

                  ARTICLE XII:  ELIGIBLE ROLLOVER DISTRIBUTION

    12.1       Definitions                                        21
    12.2       Direct Rollover Option                             22

                          ARTICLE XIII:  ADMINISTRATION

    13.1       Committee                                          22
    13.2       Manner of Acting                                   23
    13.3       Standard of Review                                 23
    13.4       Certification of Benefits                          23
    13.5       Benefit Over Payments                              23
    13.6       Plan Administrator; Named Fiduciary                23
    13.7       Elections                                          23

                         ARTICLE XIV:  CLAIMS PROCEDURE

    14.1       Initial Claim                                      24
    14.2       Denial of Claims; Appeals                          24

                             ARTICLE XV:  AMENDMENTS

    15.1       Amendments                                         24

                            ARTICLE XVI:  TERMINATION

    16.1       Termination; Full Vesting                          24
    16.2       Exclusive Benefit; Non-Reversion                   25

                          ARTICLE XVII:  MISCELLANEOUS

    17.1       Plan Not an Extension of Employee Rights           25
    17.2       Spendthrift Clause                                 25
    17.3       Mergers, Consolidations and Transfers of
               Plan Assets                                        25
    17.4       Limitation on Annual Additions                     25
    17.5       Top-Heavy Restrictions                             27
    17.6       Retroactive Revisions                              28

             Schedule A                                           30
             Schedule B                                           31

                                   A. O. SMITH
                         PROFIT SHARING RETIREMENT PLAN


                             ARTICLE I:  DEFINITIONS

   Section 1.1. Definitions. The following words and phrases when used in the Plan, unless the context clearly indicates otherwise, shall have the following respective meanings:

   (a) After-Tax Employee Contributions: Amounts which were contributed to the Plan by Participants on an after-tax basis prior to January 1, 1987. Such prior contributions will be retained in the Plan and invested and distributed in accordance with its terms.

   (b) Average Net Worth: The amount computed by adding together the consolidated net worth of the Company and related corporations for each month of the Plan Year, computed as of the first day of each such month and dividing such sum by the number of months in such Plan Year. Consolidated net worth shall be determined in accordance with generally accepted accounting principles except as that:

        (i) For Plan Years beginning after 1989, foreign currency translations and adjustments to net worth required by Financial Accounting Standards Board Statement No. 87, shall not be taken into account in the computation; and

        (ii) The one-time adjustment to net worth made by the Company in 1992 for Financial Accounting Standards Board Statement No. 106 shall be disregarded in computing consolidated net worth for Plan Year 1992, but such adjustment shall be fully amortized over 20 years.

        The Company shall determine Average Net Worth for each Plan Year and shall certify in writing the amount thereof, and such determination in good faith shall be final and conclusive for all purposes of the Plan.

   (c)  Board:  The Board of Directors of the Company.

   (d) Code: The Internal Revenue Code of 1986, as amended, and all applicable regulations issued pursuant thereto.

   (e) Committee: The Committee appointed by the Plan Administrator pursuant to Section 13.1 to perform duties as provided herein.

   (f) Company: A. O. Smith Corporation, a corporation organized under the laws of the State of Delaware.

   (g) Company Matching Contributions: The contributions made by the Employers pursuant to Section 5.1.

   (h) Compensation: The total of all salary and commissions paid by an Employer to an Eligible Employee, including overtime compensation, amounts paid under the Milwaukee Performance Incentive Compensation Plan, any Tax-Deferred Contributions, and any other salary reduction contributions pursuant to Code Section 401(k) or 125, but excluding bonuses and other additional compensation. The maximum annual compensation utilized herein for any Eligible Employee in a Plan Year shall be $200,000 (or such higher amount permitted pursuant to applicable regulations due to cost of living increases). Effective January 1, 1994 the maximum annual compensation shall be $150,000 (or such higher amounts as may be permitted pursuant to applicable regulations due to cost of living increases).

   (i) Controlled Group Member: Any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group member, as defined in Code
        Section 414(b), (c) and (m) that includes the Company.

   (j)  Eligible Employee:

        (i) Any person actively employed by one or more Employers either on a semi-monthly salary or commission basis, whose employment is scheduled to be, or is actually, at the rate of at least 1,000 Hours of Service in a Plan Year.

        (ii) The following persons are not eligible to participate in the
        Plan:

             (A) directors who are not also officers or employees of an Employer;

             (B) persons retained or leased by an Employer to do independent work on a fee or contract basis, including any "leased employees" as defined in Code Section 414(n);

             (C) employees of an Employer who are not regularly employed in the United States, except those employees who are affirmatively included in the Plan;

             (D) persons who are employed in a collective bargaining unit with which an Employer has a bargaining agreement unless such agreement specifically provides that persons in such unit shall be covered by the Plan;

             (E) except by special affirmative action of the Board, employees engaged in any division of or at any location of an Employer, which division or location exists as the result of acquisition by such Employer subsequent to August 1, 1963, of the facilities and employees of another business entity which was not itself an Employer;

             (F)  persons who are classified as temporary employees; or

             (G)  persons who are classified as weekly salaried employees.

   (k) Employer: The Company and those subsidiary and affiliated corporations (designated from time to time by the Company as being eligible to be included in the Plan) adopting the Plan by appropriate corporation action. As of January 1, 1989 the following subsidiary and affiliated corporations are included in the Plan:

                       Smith Fiberglass Products Inc.
                       AgriStor Credit Corporation
                       A. O. Smith Harvestore Products Inc.

   (l) ERISA: Employee Retirement Income Security Act of 1974 (P.L. 93-406) and all applicable regulations issued pursuant thereto.

   (m) Fiduciaries: The Company, the Committee, the Plan Administrator, the Investment Policy Committee, and the Trustee, but only with respect to the specific responsibilities of each, as required by the Plan.

   (n) Highly Compensated Eligible Employee: An Eligible Employee who meets the definition of Section 414(q) under the Code for any Plan Year. Notwithstanding the foregoing, to the extent permitted in Revenue Procedure 93-42 (or any comparable Internal Revenue pronouncement) the determination of a Highly Compensated Eligible Employee may be made by means of the simplified identification method described in Revenue Procedure 93-42, including the use of a snapshot day if applicable.

   (o)  Hour of Service:

        (i) An Hour of Service shall be an hour for which the employee is paid for services performed for a Controlled Group Member and such hours directly or indirectly paid for reasons other than the performance of duties during the applicable computation period, such as vacation, holidays, paid sick or funeral leaves, jury duty, layoff, military leaves (as defined in the Veteran's Reemployment Rights Act), approved personal leaves, and similar paid periods of nonworking time.

        (ii) Hours of Service which are paid for other than at the time they accrued shall be deemed accumulated for purposes of the Plan during the period for which they accrued regardless of when payment is made.

       (iii) Hours of Service shall accrue for periods of absence when an employee is on a disability leave and receiving reduced pay from a Company sponsored long-term disability program.

        (iv) Upon affirmative resolution of the Board, Hours of Service shall be accrued for each Eligible Employee who was employed by a predecessor organization prior to its becoming a Controlled Group Member. Schedule A reflects such Board action taken through June 30, 1990.

        (v) Hours of Service shall accrue, unless otherwise counted herein, for hours pertaining to back pay awards, irrespective of mitigation of damages.

        (vi) Hours of Service shall be counted in accordance with Department of Labor Regulations at CFR 2530.200b-2(b) and (c).

   (p)  Investment Policy Committee:  The Investment Policy Committee of the
        Board.

   (q) Participant: An Eligible Employee who has elected to make Tax-Deferred Contributions to the Plan pursuant to Section 4.1. The term Participant shall also include a former Eligible Employee who maintains an account balance in the Plan.

   (r) Plan: The profit sharing plan herein set forth as from time to time amended, which shall be known as the "A. O. Smith Profit Sharing Retirement Plan."

   (s)  Plan Administrator:  The Company.

   (t) Plan Year: The 12-month period commencing January 1 and ending December 31 of each calendar year.

   (u) Profit: The consolidated net income of the Company and related corporations, excluding special items of income and expense not arising from usual business operations, as determined by the Company, for a Plan Year after deduction of taxes on income for such year and before deduction of contributions hereunder for such year, computed in accordance with generally accepted accounting principles. The Company shall determine Profit for each Plan Year and shall certify in writing the amount thereof, and such determination in good faith shall be final and conclusive for all purposes of the Plan.

   (v) Return on Net Worth: The percentage computed by dividing Profit by Average Net Worth.

   (w) Tax-Deferred Contributions: Amounts contributed to the Plan by Participants pursuant to Section 4.1 which are intended to be excluded from the Participant's wages for federal income tax purposes in the year of contribution as a "cash or deferred arrangement" under
        Section 401(k) of the Code.

   (x) Trust: The trust fund established by the Plan Administrator and administrated by the Trustee, as described in Article III.

   (y) Trustee: Marshall & Ilsley Trust Company or any successor corporation or individuals appointed by the Plan Administrator to administer the Trust.

   (z) Year of Service: A Plan Year during which an employee accumulates any Hours of Service.

   Section 1.2.  Construction.

   (a) Terms: Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder", and all other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Article or Section. Titles of Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto.

   (b) Applicable Law: The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof.
        In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by applicable requirements of federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included herein.

                       ARTICLE II:  PARTICIPATION

   Section 2.1. Participation. Each Eligible Employee who was a Participant under the provisions of the Plan in effect on December 31, 1988 shall continue to be a Participant hereunder. Every other Eligible Employee may become a Participant as soon as administratively feasible after filing an election to make Tax-Deferred Contributions in accordance with
   Section 4.1.

   Section 2.2. Eligibility Upon Reemployment. If the employment of a Participant is terminated for any reason, upon reemployment by an Employer as an Eligible Employee, such Eligible Employee shall again be entitled to become a Participant as provided in Section 2.1.

   Section 2.3. Leave of Absence. Any period of leave of absence or layoff as authorized by an Employer shall not be considered to break continuity of employment, if the Eligible Employee returns within the period authorized in such leave or layoff, and in computing Years of Service for all purposes of the Plan, vesting credit shall be given for all such periods of authorized absence.

                          ARTICLE III:  TRUST

   Section 3.1. Establishment. The Plan Administrator, or any committee as it may from time to time appoint, shall establish an account under the
   A. O. Smith Master Trust, to be held and invested by the Trustee pursuant to the direction of the Plan Administrator, into which the contributions under the Plan shall be deposited. All contributions made by the Employers and Participants under the Plan shall be paid into the Trust established under such agreement, and all property of the Trust, including income from investments and from all other sources, shall be held by the Trustee in the Trust for the exclusive benefit of Participants and their beneficiaries as provided by the Plan, and shall be used to pay benefits to such Participants as hereinafter provided. The Trustee's fees and expenses in administering the Trust shall be charged to the corpus of the Trust as the Company may direct.


     ARTICLE IV:  CONTRIBUTIONS BY ELIGIBLE EMPLOYEES TO THE TRUST

   Section 4.1. Tax-Deferred Contributions. In order to share in Company Matching Contributions and forfeitures for any Plan Year, an Eligible Employee must elect to make Tax-Deferred Contributions to the Trust through regular payroll deductions. Such contributions shall be any whole percentage, up to a maximum of 16%, of the Eligible Employee's Compensation for each payroll period; provided, however, that the Committee may permit or require a contribution to be a fraction of a percent in order to satisfy the various limitations on contributions hereunder. The election shall be filed with the Company on such form, in the manner, and by the time the Committee prescribes. Any Tax-Deferred Contributions shall be paid to the Trustee as soon as administratively feasible after the applicable payroll period.


   Section 4.2.  Change in Tax-Deferred Contributions.

   (a) Subject to the provisions of this Article, the rate of a Participant's Tax-Deferred Contributions shall remain in effect until changed or suspended. A Participant may, by submitting to the Company such prior notice as is required by the Committee to assure uniform and sufficient processing time, change the percentage of his Tax-Deferred Contributions for future payroll periods.

   (b) A Participant may, by submitting to the Company such prior notice as is required by the Committee to assure uniform and sufficient processing time, suspend his Tax-Deferred Contributions as of the first day of any pay period. The Participant may resume such contributions as of the first pay period following a similar notice.

   Section 4.3.  Rollover Contributions.

   (a) Subject to subsection (b) below, at the direction of the Plan Administrator, the Trustee shall accept benefits (in the form of cash) of any Eligible Employee that were maintained in an "individual retirement account" as defined in Code Section 408. The Plan Administrator shall not direct the Trustee to accept such benefits unless the Committee is satisfied that such benefits were originally derived from a retirement trust or annuity qualified under Code
        Section 401 or 403(a) and that such transfer constitutes a valid rollover pursuant to Code Section 402(a)(5). Effective January 1, 1993, the Trustee shall accept an Eligible Rollover Distribution (as defined in Section 12.1) in the form of cash from an Eligible Employee.

   (b)  Notwithstanding anything herein to the contrary, the Plan
        Administrator shall not accept benefits if such benefits:

        (i) would be subject to the qualified joint and survivor annuity rules of Code Section 401(a)(11);

        (ii) include contributions made on behalf of the person attempting to transfer the benefit while he was a "key employee" in a "top-heavy plan" as those terms are defined in Code Section 416; or

       (iii) represent a partial distribution under Code Section 402(a)(5)(D) made prior to January 1, 1993.

   (c) For investment purposes, the Trustee shall invest the transferred benefits with the other assets of the Trust in accordance with
        Section 6.2. If no investment direction has been received for the transferred benefit, the amounts shall be invested in the Income Fund. Any amounts so transferred shall be designated as "Rollover Contributions" by the Trustee in order to provide for the proper administration of the Plan. Distribution shall be made in accordance with Section 9.1 or 9.2, as applicable.

   Section 4.4.  Transfers of Account Balances.

   (a) On a regular basis, the Plan Administrator shall authorize the transfer of account balances of Participants who have transferred to a status other than as an Eligible Employee to any other profit sharing plan of a Controlled Group Member for which such transferred Participants have become eligible. Account balances of Participants transferred from the Plan to the Employee 401(k) Savings Plan shall become fully vested upon such transfer regardless of the Participant's Years of Service.

   (b) Upon the sale of a division, subsidiary, affiliate or any business operation of the Company, the Committee may authorize the transfer of account balances of Participants who will continue employment with the buyer to any qualified plan maintained by the buyer. Any such plan of the buyer must verify its qualification under Code
        Section 401(a) or 403(a) and its willingness to accept such transfer.

   (c) Upon the acquisition of a corporation, division or business operation by the Company, the Committee may authorize the transfer of account balances of employees of seller who will become Eligible Employees from any defined contribution plan maintained by the seller to the Plan. Any such plan of the seller must verify its qualification under Section 401(a) or 403(a) and certify that the plan is not subject to the qualified joint and survivor rules under Code
        Section 401(a)(11).

   Section 4.5.  Limitations.

   (a) No Participant shall contribute for any calendar year Tax-Deferred Contributions or similar tax-deferred contributions to any other plan in excess of the amount permitted pursuant to Code Section 402(g)(5). To guarantee the favorable tax treatment of Tax-Deferred Contributions, and similar tax-deferred contributions to any other plan pursuant to Code Section 401(k) or to ensure compliance with Code Section 415, the Committee may prospectively decrease the rate of Tax-Deferred Contributions, of any Participant at any time and, to the extent permitted by applicable regulations and the limitations of Code Section 401(k), may direct the Trustee to refund Tax-Deferred Contributions, to any Participant.

   (b) For any Plan Year, the actual deferral percentage for Highly Compensated Eligible Employees shall not exceed the actual deferral percentage for Non-Highly Compensated Eligible Employees by more than the greater of:

        (i) the actual deferral percentage of the Non-Highly Compensated Eligible Employees multiplied by 1.25, or

        (ii) the actual deferral percentage of the Non-Highly Compensated Employees plus two percentage points, subject to a maximum of the actual deferral percentage of the Non-Highly Compensated Eligible Employees multiplied by 2.0.

   The limitations of Code Section 401(k) and the regulations thereunder, including the rules on multiple use of the alternative limitation, are incorporated by reference. In accordance with applicable regulations, the Plan Administrator shall direct the Trustee to refund Tax-Deferred Contributions to the extent necessary to comply the limitations of this subsection.


        ARTICLE V:  CONTRIBUTIONS BY THE EMPLOYERS TO THE TRUST

   Section 5.1. Company Matching Contributions. Subject to the Company's right to alter, amend, or terminate the Plan, and subject to Section 5.4, the Employers shall contribute for each Plan Year a total amount based upon the total of all "Eligible Tax-Deferred Contributions" in the Plan as of the last day of such Plan Year./1 For purposes of this Section only, Eligible Tax-Deferred Contributions shall be defined to include (i) only those Tax-Deferred Contributions which are made during the Plan Year by Participants who are employed on December 31 of the applicable year or who terminated their employment during the Plan Year for one of the reasons described in Section 9.1(a) and (ii) only those Tax-Deferred Contributions made in that year by such person which are not withdrawn by December 31 of such year pursuant to Article X. Eligible Tax-Deferred Contributions shall be limited to a maximum of 6% of the Participant's Compensation for such Plan Year.
   _________________

   1/ Prior to Plan Year 1992, the Company Matching Contribution was based on Eligible Tax-Deferred Contributions in the Plan on January 1 of the following Plan Year.

   For Plan Years prior to 1991, the Company Matching Contribution shall be determined in accordance with the following formula:


                                      Company Matching Contribution
                                      Expressed as a Percentage
        When Return on Average        of Eligible Tax-Deferred
        Net Worth is                  Contributions Will Be

        8% or less                    35%

        Greater than 8% and           35% plus the percentage computed
        up to 22%                     by multiplying the Return on
                                      Average Net Worth in excess of 8%
                                      by the factor of .075; provided,
                                      however, the maximum total Company
                                      Matching Contribution shall be 140%.

   For Plan Years 1991 and after, the Company Matching Contribution shall be determined in accordance with the following formula:

                                 Company Matching Contribution
                                 Expressed as a Percentage
        When Return on Average   of Eligible Tax-Deferred
        Net Worth is             Contributions Will Be

        5% or less               35%

        Greater than 5% and      35% plus the percentage computed
        up to 10%                by multiplying the Return on
                                 Average Net Worth in excess of 5%
                                 by the factor of .05

        Greater than 10% and     35% plus the sum of
        up to 18%                (i)  the percentage computed by
                                 multiplying the Return on Average
                                 Net Worth in excess of 5% up to
                                 10% by a factor of .05, and
                                 (ii)  the percentage computed by
                                 multiplying the Return on Average
                                 Net Worth in excess of 10% up to
                                 18% by a factor of .10

   Except as provided in Section 5.4, the 35% Company Matching Contribution shall be the minimum contribution and shall be made even though there is no Return on Average Net Worth. In no event shall the Company's Matching Contribution exceed 140%.


   Section 5.2.  Limitation on Contributions.

   (a) No contributions will be made by the Employers on behalf of a Participant which will cause excess annual additions pursuant to
        Section 17.4. If any such contribution is inadvertently made, it shall be returned to the Employers as a mistake-of-fact contribution to the extent permitted by law or shall be applied to the next required contribution by the Employers.

   (b) For any Plan Year, the actual contribution percentage of Company Matching Contributions for Highly Compensated Eligible Employees shall not exceed the actual contribution percentage for Non-Highly Compensated Eligible Employees by more than the greater of:

        (i) the actual contribution percentage of the Non-Highly Compensated Eligible Employees multiplied by 1.25; or

        (ii) the actual contribution percentage of the Non-Highly Compensated employees plus two percentage points, subject to a maximum of the actual deferral percentage of the Non-Highly Compensated Eligible Employees multiplied by 2.0.

   The limitations of Code Section 401(m) and the regulations thereunder, including the rules on multiple use of the alternative limitation, are incorporated herein by reference. In order to ensure compliance with this Section, the Committee may require a distribution of excess Employer Contributions to the extent of the Participant's vested percentage under
   Article IX, and the nonvested portion, if any, shall be treated as a forfeiture.

   Section 5.3. Individual Employer Contributions. The contribution to be made by each Employer shall be an amount which is based upon Profit as a percentage of Average Net Worth. Such percentage shall be paid on the aggregate of the Eligible Tax-Deferred Contributions of its Participants for such Plan Year as defined in Section 5.1.

   Section 5.4. Effect of Deficit of Individual Employer. No Employer shall contribute an amount greater than either its current earnings for that year or its accumulated earnings for years prior to that year, whichever shall be greater. If, by reason of this limitation, any Employer is precluded from contributing its full share, the remaining Employers shall make additional contributions to make up the deficit to the extent that such contributions are tax deductible. If such contributions are not tax deductible, one or more of the remaining domestic Employers may, in the discretion of the Company, make additional contributions to make up the deficit to the extent permitted under the qualification requirements of the Code. If the deficit is not satisfied in whole or in part as provided above, the deficit shall stand, and the total contributions shall be reduced accordingly.

                ARTICLE VI:  INVESTMENT OF CONTRIBUTIONS

   Section 6.1. Investment Funds. The Trust shall be composed of funds representing alternatives for investment. Such funds shall be established pursuant to guidelines adopted by the Investment Policy Committee of the Board. At all times there will be a minimum of two such funds substantially invested as follows:

        Fund A:   preferred stock, bonds, other securities and property;

        Fund B: common stock, preferred stock, bonds, and other securities and property which, in the opinion of the applicable investment manager, offer possibilities for capital appreciation.

   In addition, the Plan Administrator may rename the foregoing funds and/or establish additional investment funds designed to reflect the guidelines established by the Investment Policy Committee.

   Section 6.2. Participant's Elections of Investment Fund. Any Participant may elect to have the Trustee invest in the available funds certain percentage increments of Tax-Deferred Contributions as specified and authorized by the Committee, together with any Company Matching Contributions allocated to such Participant's account./1 Elections shall remain in effect and be deemed applicable until a new election is filed and becomes effective. Any Participant may make a new election under this Section at any time. All amounts credited to a Participant's account for which the Participant has not elected a particular investment, pursuant to this Section, shall be invested in the Income Fund.

   _______________
   1/ For Plan Years prior to 1991 forfeitures were allocated to the accounts of Participants.


   Section 6.3. Transfers Between Funds. In accordance with rules established by the Committee, each Participant or beneficiary may elect to have his interest in any investment fund liquidated and transferred (after adjustment for increase or decrease in value pursuant to Article VIII) to any of the other available investment funds as of a business day pursuant to the daily trading voice response system provided by the Plan or by written election. Any written election shall be effective as soon as administratively feasible after receipt of the written election by the Plan Administrator.


       ARTICLE VII:  ALLOCATION OF COMPANY MATCHING CONTRIBUTIONS

   Section 7.1. Allocations. As soon as administratively feasible following the last day of each Plan Year, the Committee shall allocate Company Matching Contributions for such Plan Year among the Eligible Employees as of such last day of such Plan Year in accordance with the table set forth in Section 5.1 based on Eligible Tax-Deferred Contributions as defined in
   Section 5.1. In all cases, Company Matching Contributions shall be credited to Eligible Employees' accounts as of the last day of the first month following the end of the Plan Year for which such contributions are made.

   Section 7.2. Eligible Employees Sharing in Company Matching Contributions. For the purposes of Sections 5.1, 7.1 and 8.1, the list of Participants as of the last day of any Plan Year shall be deemed to include any Participant whose employment was terminated during such Plan Year for any of the reasons specified in Section 9.1(a) hereof, provided the benefits of such Participant under Section 9.1 were not fully paid prior to December 31 of the Plan Year of the Participant's termination of employment. (January 1 of the Plan Year following the Participant's termination for Plan Years prior to 1992.) Any Participant whose employment was terminated prior to the last day of such Plan Year for any reason other than those listed in Section 9.1(a) shall not be eligible to share in Company Matching Contributions.

   Section 7.3. Accounts. The Committee shall establish an account in the name of each Participant to which the Participant's contributions and the portion of Company Matching Contributions, as well as increases or decreases in value of Trust assets attributable thereto, as hereinafter provided. Notwithstanding any other provision of the Plan, and except as provided in Section 9.6, amounts credited to accounts derived from After-Tax and Tax-Deferred Contributions and Rollover Contributions under
   Section 4.3(a) shall be nonforfeitable at all times. Separate balances shall be maintained in each such account for Tax-Deferred Contributions, After-Tax Employee Contributions, Company Matching Contributions and Rollover Contributions invested in each of the Investment Funds.


         ARTICLE VIII:  ALLOCATION OF NONVESTED FORFEITURES AND
                              CHANGES IN THE VALUE OF THE TRUST

   Section 8.1.  Allocation of Forfeitures.

   (a) The Committee shall establish a separate special account known as the "Suspense Account", and shall enter into such account all nonvested amounts forfeited by Participants under Sections 9.2 and 9.6. As of each December 31, amounts allocated to the Suspense Account during the preceding 12 calendar months, December through November, pursuant to Sections 9.2 and 9.6, shall be used to reduce by an equivalent amount the Company Matching Contribution under Section 5.1 or to pay administrative expenses, as determined by the Company./1

   ____________
   1/  Prior to Plan Year 1992 forfeitures were allocated to Participants.


   (b)  Amounts transferred to the Suspense Account as forfeitures under
        Section 9.2 shall be reconstituted from future forfeitures if a Participant completes an Hour of Service in any of the six Plan Years next following the Plan Year in which his termination occurred. In such event, a special account shall be established in the name of such Participant, reflecting such reconstituted amount and investment results thereon from the date of establishment of such account. At any relevant time, the Participant's nonforfeitable interest in such special account shall be calculated as follows:

        (i) determine the value of the previous distribution at the relevant time by multiplying the amount of the distribution by the ratio of the account balance at the relevant time to the account balance immediately after the distribution;

        (ii) add the amount determined in step (i) to the account balance at the relevant time and multiply the sum by the vested percentage at the relevant time;

       (iii) from the result in step (ii), subtract the value of step (i). The difference is the required nonforfeitable interest.

   If the Participant fails to complete an Hour of Service in the six Plan Years next following the Plan Year in which his termination occurred, then the amount transferred to the Suspense Account upon the termination of such Participant shall be treated as finally forfeited and not subject to recapture.

   Section 8.2. Allocation of Changes in Value. The Plan Administrator shall determine the net increase or decrease in fair market value in each investment fund in the Trust (whether realized or unrealized) on each business day (calendar month prior to March 1, 1993). Investment gains and losses shall be reported net of investment management fees. Such net increase or decrease shall be determined and expressed as a percentage of the total of all balances of individual Participant accounts invested in each such fund after subtracting any payments or withdrawals made from the Participant's account. Thereupon, the Plan Administrator shall credit or charge to each Participant's account its proportionate share of the applicable increase or decrease.


                         ARTICLE IX:  BENEFITS

   Section 9.1.  Fully Vested Benefits.

   (a) A Participant shall be entitled to receive as benefits hereunder the total amount credited to his account, adjusted as provided in
        Section 8.2 until fully paid, upon the termination of his employment for any of the following reasons:

        (i) retirement under the terms of an Employer's retirement plan or at or after attainment of age 65;

        (ii) death;

       (iii) total and permanent disability; or

        (iv) termination resulting directly from abolition of job or permanent reduction of personnel.

   For purposes of this Section, a Participant shall be deemed to be totally and permanently disabled upon a showing that he is receiving either long-term disability benefits from a plan sponsored by an Employer or Social Security disability benefits.

   (b) Benefits payable to a Participant eligible under this Section, shall be paid in one of the following forms as elected by the Participant:

        (i) in substantially equivalent annual installments for a period up to the lesser of 15 years or the life expectancy of the Participant at the time of benefit commencement, provided that the minimum annual payment shall be $600; or

        (ii) in a lump sum.

   The date of benefit commencement shall be determined pursuant to
   Section 9.5. Any Participant or beneficiary receiving annual installments under (b)(i) above, may, upon written application to the Committee, receive the balance of any payments due in a lump sum.

   Section 9.2.  Benefits Upon Other Terminations of Employment.

   A Participant whose employment is terminated for any reason other than one specified in Section 9.1(a) shall forfeit a percentage of the amount of Company Matching Contributions and growth thereon credited to his account in which he has not become fully vested as of the date of termination as determined in accordance with the table set forth below. Such Participant shall be entitled to receive as benefits hereunder the remaining balance (if any) of such account, including any amount attributable to Tax-Deferred or After-Tax Contributions or Rollover Contributions, adjusted as provided in Section 8.2, in the form of a lump sum at the time specified in Section 9.5.

      Years Of Service      Percentage Of Account Attributable
         At Date Of              To Employer Contributions
         Termination             And Growth Is Vested And
                                      Nonforfeitable

                                             For Those Who Earn
                              Prior To       An Hour Of Service
                           January 1, 1989   On Or After January
                                                   1, 1989

         Less than 2             0%                  0%
              2                  20%                 40%
              3                  30%                 60%
              4                  40%                 80%
              5                  50%                100%
              6                  60%                100%
              7                  70%                100%
              8                  80%                100%
              9                  90%                100%
         10 or More             100%                100%

   Section 9.3. Special Rule for Divestitures. The Company may, by action of the Board, provide for full and immediate vesting for those Participants who are affected by the sale of a subsidiary, division, or business operation of the Company. Schedule B reflects such Board action with respect of certain divestitures through the date of this restatement.

   Section 9.4. Beneficiaries. Each Participant may designate in writing on a form provided by the Plan Administrator a beneficiary or beneficiaries to receive benefits hereunder in the event of such Participant's death. Any such designation may be revoked or changed at any time by filing a change of beneficiary form with the Plan Administrator. Notwithstanding the foregoing, in the event the Participant is married at the time of his death, the beneficiary shall be the Participant's spouse at such time unless such spouse consented in writing to the designation of an alternative beneficiary after notice of the spouse's rights and such consent was witnessed by (i) a Plan representative appointed by the Committee or (ii) a notary public. In the event no valid designation of a beneficiary is on file with the Plan Administrator at the date of death or no designated beneficiary survives him, the Participant's spouse shall be deemed the beneficiary. In the event the Participant is unmarried or his spouse does not survive him, the Participant's estate shall be deemed his beneficiary. The form of payment to a beneficiary shall be determined by the beneficiary from the options listed in Section 9.1(b) subject to
   Section 9.6.

   Section 9.5. Time of Payments. All benefits shall be payable as the Participant or beneficiary shall elect, consistent with administrative procedures established by the Committee. Notwithstanding the foregoing, the following rules shall apply:

   (a) All benefits of Participants whose employment is terminated for any reason other than ones specified in Section 9.1(a) which do not exceed $3,500 shall be distributed to such Participants once each Plan Year; the time of such distribution shall be established by the Committee;

   (b) Benefits shall commence as soon as administratively feasible following receipt by the Plan Administrator of a request from the Participant or beneficiary. Benefit payments shall commence no later than 60 days following the close of the Plan Year in which occurs the later of the Participant's termination of employment or the date such Participant attains (or would have attained) age 65, unless a deferred commencement date is affirmatively elected by the Participant or beneficiary;

   (c) An alternate payee under a qualified domestic relations order shall receive payment of the benefits awarded as soon as administratively feasible after the order is final unless the order provides otherwise. The provision shall be effective only for orders received by the Plan on or after January 1, 1993.

   (d) If a Participant dies prior to attaining age 70-1/2, his death benefit must be completely distributed within five years of his death unless (i) his surviving spouse is the beneficiary or (ii) benefits are continued to the beneficiary under the installment method selected by the Participant;

   (e) If a Participant dies after attaining age 70-1/2 while he was receiving his benefit under an installment method, the remaining account balance must be distributed to a spouse beneficiary at least as rapidly as the method elected by the Participant;

   (f) Notwithstanding anything herein to the contrary, benefit payments shall begin no later than the April 1 after the end of the Plan Year in which the Participant attains age 70-1/2, or for a beneficiary surviving spouse the date the Participant would have attained age 70-1/2. There shall be no redetermination of life expectancy for any Participant or beneficiary surviving spouse whose benefit commences due to this subsection.

   Section 9.6. Committee to Direct Payment. The Committee shall certify the name of any Participant or beneficiary entitled to benefits under the Plan and the amount and manner of payment which shall be made. Any payment to any Participant or to one or more persons deemed by the Committee to be the sole beneficiary or beneficiaries of a deceased Participant shall be in full satisfaction of all claims against the Trust, the Trustee, the Committee, the Plan Administrator and the Employers, and shall give rise to no claim or liability notwithstanding that it may later appear that such payment or distribution was made under a mistake of fact or law. Whenever reasonable efforts by the Committee fail to locate any Participant or beneficiary entitled to payment hereunder before the expiration of the time prescribed by law for declaring a person legally dead in the state in which the Participant was last employed by the Employers, any amount payable to such Participant shall be forfeited to the extent permitted by applicable regulations. Such amount shall be reconstituted from future forfeitures if the Participant or beneficiary is subsequently located.

                             ARTICLE X:  WITHDRAWALS

   Section 10.1.  Withdrawal With Less Than Five Years.  Subject to
   Section 10.6, a Participant who was first employed less than five years prior to the effective date of a withdrawal may elect to withdraw (after adjustment for increase or decrease in value pursuant to Section 8.2), any portion of the balances credited to his account attributable to After-Tax Employee Contributions or Rollover Contributions and earnings thereon.

   Section 10.2. Five-Year Withdrawal. Subject to Section 10.6, a Participant who was first employed by an Employer at least five years prior to the effective date of a withdrawal under this Section may elect to withdraw (after adjustment for increase or decrease in value pursuant to Section 8.2), any portion of the balance in his account attributable to After-Tax Employee Contributions, Rollover Contributions or Company Matching Contributions and earnings thereon.

   Section 10.3.  Hardship Withdrawals.

   (a)  Subject to Section 10.6, in addition to withdrawals described in
        Section 10.1 or 10.2, upon a showing of substantial hardship, as determined by the Committee, an Eligible Employee may withdraw any portion of his account balance upon written request to and approval of the Committee. For purposes of this Section, "substantial hardship" shall mean:

        (i) medical expenses described in Code Section 213(d) incurred or expected to be incurred by the Eligible Employee, the Eligible Employee's spouse or any dependents of the Eligible Employee (as defined in Code Section 152);

        (ii) purchase (excluding mortgage payments) of a principal residence for the Eligible Employee;

       (iii) payment of tuition and related fees for the next 12 months of post-secondary education for the Eligible Employee or the Eligible Employee's spouse, children or dependents; or

        (iv) amounts needed to prevent the eviction of the Eligible Employee from his principal residence or foreclosure on the mortgage of the Eligible Employee's principal residence.

   The hardship withdrawal shall be limited to the amount of the immediate and heavy financial need and shall be made only after the Eligible Employee certifies in a form and manner prescribed by the Committee that this need cannot be relieved:

        (i)  through reimbursement or compensation by insurance or otherwise;

        (ii) by reasonable liquidation of the Eligible Employee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

       (iii) by cessation of Tax-Deferred Contributions; and

        (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

   (b) The earnings on Tax-Deferred Contributions which accrue after December 31, 1988 may not be withdrawn under this Section.

   (c) The Committee may amend this Section in its discretion to permit hardship withdrawals pursuant to any rules which satisfy the applicable regulations and rulings of the Internal Revenue Service from time to time.

   Section 10.4. Total Withdrawal at Age 59-1/2. Subject to Section 10.6, any Participant with full vesting under Section 9.1 or 9.2 who has attained age 59-1/2 and has been employed by the Company for five or more years may elect to withdraw all of the balances credited to such Participant's account.

   Section 10.5. Withdrawal by Participants. Subject to Section 10.6, a Participant whose employment terminated for any of the reasons specified in Section 9.1(a) may withdraw once a year any portion of his account balance.

   Section 10.6  General Conditions Applicable.

   (a) Any election or application under this Article shall be void if the Participant dies or terminates employment prior to the effective date of the amount withdrawn.

   (b) The minimum amount which may be withdrawn under this Article shall be $500 or 100% of the Participant's account balance, whichever is less.

   (c) Any portion of the Participant's account which is invested in Fixed Rate Funds may not be withdrawn under Sections 10.1, 10.2, or 10.3.

   (d) Any withdrawal under this Article shall be charged against the Participant's account in the following order:

        (i)  After-Tax Contributions made before January 1, 1987;

        (ii) Pro rata allocation between:

             (A)  After-Tax Contributions made after December 31, 1986; and

             (B)  earnings on (A) above;

       (iii) earnings on (i) above;

        (iv) Rollover Contributions accepted pursuant to Section 4.3 hereof;

        (v)  earnings on (iv) above;

        (vi) Company Matching Contributions;

      (vii)  earnings on (vi) above;

      (viii) Tax-Deferred Contributions;

        (ix) earnings on (viii) accrued on December 31, 1988; and

        (x)  earnings on (viii) accrued after December 31, 1988.

   Where the amount withdrawn is less than the Participant's entire vested account balance, equal percentages of such Participant's interests in the various investment funds shall be charged on account of such withdrawal.

                             ARTICLE XI:  PLAN LOANS

   Section 11.1. Procedure and Terms. An Eligible Employee may apply for a loan from his account subject to the following conditions:

   (a) The maximum loan an Eligible Employee may make from his account shall be equal to the lesser of:

        (i) 50% of the vested portion of the Eligible Employee's account balance; or

        (ii) $50,000 less the excess of:

             (A) the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made over;

             (B)  the outstanding balance the date the loan is made.

   (b) An Eligible Employee may only have one short-term loan (6 to 60 months) and one long-term loan (5 to 15 years) outstanding at any time. A short-term loan may be for any purpose and must be a minimum of $1,000. A long-term loan must be for the acquisition of a primary residence and must be for a minimum of $5,000. The Eligible Employee shall be required to provide such written documentation as the Plan Administrator may require establishing that the loan proceeds of a long-term loan are to be used to acquire a dwelling unit which is to be used as a principal residence.

   (c) Each loan shall be evidenced by a note on a form approved by the Plan Administrator, and shall bear interest at a commercial rate set forth in (d) below. The loan shall be secured by a sufficient portion of the Eligible Employee's account balance and shall be repayable in level installments of principal and interest over a period selected for such loan except that the note shall be payable in full upon termination of employment. The note shall be subject to prepayment at any time after six months from the date of commencement of the loan, but only in full, and not in part. Except in the case of disability, layoff or leave of absence, payments on the note shall be made by payroll deduction and shall be reinvested in the Eligible Employee's account in accordance with the current method of investment for the Tax-Deferred Contributions. The Committee is hereby empowered to establish a maximum repayment amount or percentage of pay for such repayment, and to reduce the amount which the Eligible Employee may borrow if necessary to comply with such maximum.

   (d) The Committee shall set the interest rates for loans at the beginning of each quarter and such rates shall apply to all loans made during that quarter. The interest rate for a short-term loan shall be the Wall Street Journal Prime Rate plus 1%. The interest rate for a long-term loan shall be the 10-year Treasuries Rate plus 2%.
        Interest rates shall be fixed for the entire loan period.

   (e) The loan will be made from the Eligible Employee's account in the Plan. Any such loan shall be treated as a segregated investment for the appropriate portion of the account of the borrowing Eligible Employee. The interest thereon shall be credited only to his account and not to the general income of the Trust. For purposes of allocating income of the Trust or any other appreciation or depreciation of the Trust fund for any Plan Year, the account of such borrowing Eligible Employee shall be treated as not including the unpaid amount of such borrowing. For all other purposes of the Plan, including the provisions dealing with the allocation of contribution and the valuation of the corpus of the Trust, the amount of such borrowing shall continue to be treated as part of the borrowing Eligible Employee's account, having a fair market value exactly equal to the unpaid principal balance thereof at any time when it is necessary to determine its fair market value.

   (f) An application for a loan must be submitted on forms promulgated by the Committee, and shall be processed and disbursed in accordance with procedures established by the Committee.

   (g) In the event a note or any installment thereunder is not paid when due, the Plan Administrator shall give written notice to the Participant sent to his last known address and, if the note or such delinquent installment is not paid within 90 days from the date of such notice, the Trustee shall have the right to take recourse against the collateral securing the same, with full right to exercise all remedies granted a secured party under the applicable laws (including the Uniform Commercial Code) as in effect in the various jurisdiction(s) in which the collateral may be located.

   (h) If a Participant becomes entitled to a distribution before the loan has been repaid in full, the Trustee may distribute the Participant's note, as part of the resulting distribution.

   (i) If so determined by the Committee, an Eligible Employee requesting a loan shall pay all out-of-pocket administrative and filing fees incurred in processing his loan.

   (j) A 60-day waiting period is required after a loan prepayment before a new loan of the same type (either short-term or loan-term) may be requested.


              ARTICLE XII:  ELIGIBLE ROLLOVER DISTRIBUTION

   Section 12.1. Definitions. The following words and phrases when used in this Article shall, unless the context clearly indicates otherwise, have the following respective meanings, which meanings shall not apply to other Articles of the Plan unless specifically referred to or clearly intended by their usage therein.

   (a) Direct Rollover: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

   (b) Distributee: A Participant or a Participant's surviving spouse. In addition, the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, is a Distributee with regard to the benefit awarded under the qualified domestic relations order.

   (c) Eligible Retirement Plan: An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
        Section 403(a) of the Code, or a qualified trust described in
        Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

   (d) Eligible Rollover Distribution: Any distribution of all or any portion of the benefit of the Distributee, except that an Eligible Rollover Distribution does not include the following:

        (i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary;

        (ii) Any distribution for a specified period of 10 years or more;

       (iii) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

        (iv) The portion of any distribution that is not includible in gross income, determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.

   Section 12.2. Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's benefit election options, with respect to a distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                     ARTICLE XIII:  ADMINISTRATION

   Section 13.1. Committee. The Plan Administrator shall appoint a Committee consisting of not less than three nor more than five persons to perform duties which the Plan Administrator may delegate from time to time. Members of the Committee may, but are not required to, be Participants. Members of the Committee may resign at any time and the Plan Administrator may remove or replace members, for any reason, at will. Members shall serve on the Committee without compensation for such membership. All necessary expenses of the Committee may be paid in whole or in part by the Plan Administrator. To the extent they are not paid by the Plan Administrator, the expenses shall be paid out of the Trust.

   Section 13.2. Manner of Acting. The Committee may adopt rules, including amendments thereto, appoint such officers and employ agents, attorneys, actuaries, or clerical assistants as it may deem necessary for the proper administration of the Plan. Decisions, calculations and determinations made by a majority of the Committee then in office, not inconsistent with the provisions of the Plan, shall be binding and conclusive on all persons. The Committee shall be entitled to rely upon certificates of the Plan Administrator, an Employer or the Trustee as to any information pertinent to any decision, calculation or determination under the Plan.

   Section 13.3. Standard of Review. The Plan Administrator and the Committee have discretionary authority and power to determine eligibility for benefits under the Plan and to construe and interpret all terms, provisions and sections of the Plan. The standard of review for all actions relating to or challenging any benefit eligibility determination or construction or interpretation of the Plan terms, provisions or sections by the Plan Administrator or the Committee shall be the arbitrary and capricious standard of review.

   Section 13.4. Certification of Benefits. The Committee shall certify the names of Participants who have made application under the Plan, the amount of benefits which shall be or become payable to such Participants, and the date payments shall commence and terminate in accordance with the Plan or shall arrange for the direct payment of benefits, according to the procedure specified in the trust agreement.

   Section 13.5. Benefit Overpayments. The Plan Administrator or the Committee shall have the right to recover for the Plan and Trust any benefit overpayment made to a Participant, beneficiary or alternate payee from any future benefits due to such person under the Plan. The Plan Administrator or the Committee shall also have the right to pursue any other legal remedy to recover such overpayment.

   Section 13.6.  Plan Administrator; Named Fiduciary.  The Plan
   Administrator and named fiduciary required to be named herein, pursuant to
   Section 402(a)(2) of ERISA, is the A. O. Smith Corporation. It hereby designates that official requests, service of process and inquiries of any kind may be directed as follows:

                  Director of Employee Benefits
                  A. O. Smith Corporation
                  11270 West Park Place
                  P.O. Box 23970
                  Milwaukee, WI  53223-0970

   Section 13.7. Elections. The Committee may adopt such reasonable rules relating to the timeliness of elections hereunder and the manner and place of filing the same as it deems necessary or appropriate to the efficient administration of the Plan.


                     ARTICLE XIV:  CLAIMS PROCEDURE

   Section 14.1. Initial Claim. Claims for benefits shall be made upon forms or in such other manner as may be prescribed by the Committee.

   Section 14.2. Denial of Claims; Appeals. If any claim is wholly or partially denied, the Plan Administrator shall give notice thereof within a reasonable period of time after receipt of the claim by the Plan Administrator, but no later than 60 days (except in special circumstances which make a decision impractical within that time period, then, in any event, such decision and notice thereof shall be rendered not later than 120 days after receipt of the claim request). The Plan Administrator shall render such notices by registered or certified mail to the claimant. Such notice shall set forth the specific reasons for the denial, specific reference to Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure.

   Review of the claim is initiated by filing a written request therefor with the Plan Administrator within 65 days after a notice of denial has been received by the claimant. In the request for such review, the claimant may request to review pertinent documents and submit issues and comments in writing within the said period. If after such request is reviewed, the claim is subsequently redenied, the Plan Administrator shall give notice as specified above in this Section.

                        ARTICLE XV:  AMENDMENTS

   Section 15.1. Amendments. The Company reserves the right by action of the Board, at any time to modify, alter or amend the Plan in any manner which does not cause any part of the assets of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants and their beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to cause the Plan to comply with ERISA, the Code, or any other applicable laws or regulations.

                       ARTICLE XVI:  TERMINATION

   Section 16.1. Termination; Full Vesting. The Company reserves the right, by action of the Board, to terminate the Plan. In case of termination or partial termination of the Plan, or in the event there should be a permanent discontinuance of Employer contributions, the accounts of all Participants affected thereby shall become 100% vested and no longer subject to forfeiture and the Committee shall direct the distribution to the Participants affected thereby (i) of all amounts credited to their accounts as of the date of termination, partial termination or discontinuance of contributions, as the case may be, plus (ii) any balance in the Suspense Account, allocated as of the date of termination or discontinuance of contributions as if constituting Employer contributions, and plus (or minus) (iii) any credited or uncharged net increase or decrease in the trust fund, credited or charged in the manner in
   Article VII.

   Section 16.2. Exclusive Benefit; Non-Reversion. In no event shall any part of the assets in the Trust be used for or diverted to any purpose other than for the exclusive benefit of Participants or their beneficiaries, nor shall any part of the Trust revert to the Employers, except as otherwise provided herein.


                      ARTICLE XVII:  MISCELLANEOUS

   Section 17.1. Plan Not an Extension of Employee Rights. Neither the establishment of the Plan nor any modification thereof, nor the payment of any benefits shall be construed as giving any employee or any person whomsoever any legal or equitable right against the Employers, the Trustee, the Plan Administrator or the Committee, or to enforce the payment of any benefits hereunder (unless the same shall be specifically provided herein or conferred by affirmative action of the Company or the Committee, in accordance with the terms hereof), or as giving any employee the right to be retained in the service of the Employers.

   Section 17.2. Spendthrift Clause. No benefits payable under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void; nor shall the Trust be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participants. Notwithstanding the foregoing, a domestic relations order may be recognized if such order contains sufficient information for the Plan Administrator to determine that it meets the applicable qualification requirements of Section 414(p) of the Code. The Plan Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders.

   Section 17.3.  Mergers, Consolidations and Transfers of Plan Assets.
   In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, each Participant in the Plan must be entitled to receive (if the Plan then terminated) a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

   Section 17.4.  Limitation on Annual Additions.

   (a) Notwithstanding the other provisions of the Plan, annual additions to the account of any Participant for a Plan Year shall not exceed the lesser of:

        (i) $30,000 as adjusted pursuant to Section 415(c)(1)(A) and (d)(1) of the Code; or

        (ii) 25% of the Eligible Employee's total compensation (as defined in subsection (c) of Section 415 of the Code) from the Employers for such Plan Year.

   The term "annual additions" as used in this subsection shall mean the amount of Employer contributions, Tax-Deferred Contributions, forfeitures, and After-Tax Employee Contributions (if any) allocated to the account of the Participant for the Plan Year. If a Participant also participates in another qualified defined contribution plan maintained by an Employer or any affiliate thereof, then the sum of his annual additions under the Plan and under such other plan shall not exceed the limitations described in
   (i) or (ii) above subject to any special limitations applicable to such other plan. In the event that at the earlier of December 31 or the date of a Participant's retirement or termination of employment such limitation should be exceeded, then the Participant's annual additions to his account shall be reduced as may be necessary to satisfy such limitations.

   (b) In addition, if a Participant is also participating in a qualified defined benefit plan which an Employer or any affiliate thereof maintains on his behalf, the limitations of Code Section 415(e) are hereby incorporated by reference. If at the earlier of December 31 or the date of a Participant's retirement or termination of employment such rules are violated, the benefit of any active defined benefit plan shall first be reduced accordingly; then, if necessary, the annual additions for the Plan Year hereunder shall be reduced to satisfy such limitations.

   (c) In the event that either of the rules set forth in this Section would otherwise be violated, there shall be deducted from such Participant's account and reallocated equally to each other Participant's account such amount as may be necessary to satisfy both of such rules; provided that if such reallocation to the accounts of other employees is not possible as the result of the application of this Section, then the reallocable amounts shall be credited to a suspense account subject to the following conditions:

        (i) amounts in the suspense account shall be allocated as Employer contributions at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit;

        (ii) no investment gains or losses shall be allocated to the suspense account;

       (iii) no further Employer contributions shall be permitted until the foregoing limitations permit the suspense account's allocation to Participants' accounts; and

        (iv) upon termination of the Plan any unallocable amounts in the suspense account shall revert to the Employers.

   Section 17.5.  Top-Heavy Restrictions.

   (a) Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e., the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code
        Section 416(i)(1) and applicable regulations) exceeds 60% of the total present value of the accrued benefits of all employees under the Plan (excluding those of former key employees) (as such amounts are computed pursuant to Section 416(g) and applicable regulations using a 5% interest assumption and a 1971 GAM mortality assumption for a defined benefit plan) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any non-proportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates and any plan which enables such plan to meet the Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group of employers aggregated pursuant to Code
        Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the 12-month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in an aggregation group of which the Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the controlled group, or (ii) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
        Section 411(b)(1)(C) of the Code.

   (b) If the Plan is top-heavy in a Plan Year, the maximum annual compensation utilized herein for any employee for such year shall be $200,000 (or such higher amount permitted pursuant to applicable regulations due to cost-of-living increases), provided that no benefit accrued as of the determination date shall be diminished on account of this provision. Effective January 1, 1993 the maximum annual compensation for such year shall be 150,000, as adjusted for cost of living increases.

   (c) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants, who have not separated from service at the end of such Plan Year will receive allocations of Employer contributions and forfeitures at least equal to the lesser of 3% of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year. If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the Employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) 20%, or (ii) 2% times the years of service after December 31, 1983, in which a Plan Year ends in which the Plan is top-heavy. If the controlled group maintains both a defined contribution plan and defined benefit plan which cover the same non-key employee, such employee will only be entitled to the defined benefit plan minimum.

   (d) If the controlled group maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same key employees, and if such plans are top-heavy, then the limitation stated in a separate provision of the Plan with respect to the Code
        Section 415(e) maximum benefit limitations shall be amended to refer to a 1.0 adjustment on the dollar limitation rather than a 1.25 adjustment. This provision shall not apply if the Plan is not "super top-heavy" and if the minimum benefit requirements of this Section are met when 3% is changed to 4%, 2% is changed to 3%, and 20% is changed to an amount not greater than 30% which equals 20% plus 1% for each year such plan is top-heavy. A plan is "super top-heavy" if the ratio referred to in subsection (a) above results in a percentage in excess of 90% rather than a percentage in excess of 60%.

   Section 17.6. Retroactive Revisions. The provisions of Section 1.1(j) with respect to leased employees, of Sections 4.5 and 5.2 with respect to contribution limitations and of Section 17.4 with respect to benefit limitations, shall apply retroactively from and after January 1, 1987.


        IN WITNESS WHEREOF, the Company has caused this instrument to be
   executed by its duly authorized officers on this        day of
   1994, effective January 1, 1989 except as provided in Section 17.6.

                                 A. O. SMITH CORPORATION



                                 By

                                 Title


   ATTEST:

                               SCHEDULE A
                           Section 1.1(o)(iv)



                              Acquisition         Hours of
      Acquisition                Date           Service Date

   Westinghouse Electric   May 19, 1986       Most recent date
    Corporation                               of hire with
   (Small Motor Division)                     Westinghouse.


   Koch Engineering        December 30, 1987  The date that vesting service
    Company Inc.                              commenced with Koch.


   TRW's Williston Plan    April 28, 1990     Most recent date
   (Exempt employees only)                    of hire with TRW.

                                   SCHEDULE B
                                   Section 9.3



        Date of                                Date Participation
     Divestiture               Divestiture     In Plan Terminated

   A. O. Smith Data         December 22, 1986  December 31, 1986
    Systems Inc.

   Cad Comp, Inc.           December 23, 1987  December 31, 1987

   Sterling Electric Inc.   December 31, 1988  December 31, 1988

   A. O. Smith Electronics  April 30, 1990     April 30, 1990
    Group

                                                                 Attachment 1
                                                                  May 7, 1996


                  RESOLUTION OF THE INVESTMENT POLICY COMMITTEE
              OF THE BOARD OF DIRECTORS OF A. O. SMITH CORPORATION
   -----------------------------------------------------------------------

                              AMENDMENT OF CERTAIN
                            A. O. SMITH SAVINGS PLANS

        WHEREAS, A. O. Smith Corporation (the "Company") maintains the savings plans listed below (the "Plans") for the exclusive benefit of eligible employees of the Company; and

        WHEREAS, the Plans were amended by a Resolution of the Investment Policy Committee of the Board of Directors of A. O. Smith Corporation on February 6, 1996, to create a Company stock investment option and add a monthly withdrawal option for employees who are age 59 1/2 or older; and

        WHEREAS, the Company desires to rescind the February 6, 1996, Resolution and replace it with the following resolution:

        RESOLVED, that the February 6, 1996, Resolution is rescinded and is to be of no effect.

        FURTHER RESOLVED, the Plans described below are hereby amended as follows:

        Effective January 1, 1995, an Employee who is age 59 1/2 or older with a fully vested account balance may make a monthly withdrawal of all or any portion of his account.

        The Plans to be amended are as follows:

             A. O. Smith Employee 401(k) Savings Plan
             A. O. Smith Profit Sharing Retirement Plan
             A. O. Smith Savings and Investment Plan
             A. O. Smith Savings and Security Plan
             A. O. Smith Savings Plan

        FURTHER RESOLVED, effective July 1, 1996, an employer stock investment option shall be added to the A. O. Smith Profit Sharing Retirement Plan which shall consist of A. O. Smith Corporation common stock. An Employee shall be allowed to contribute up to 25% of his current contributions to this fund. In addition, an Employee may transfer funds to the A. O. Smith stock investment fund from other funds in the Plan to the extent that the Employee's investment in the A. O. Smith stock investment fund does not exceed 25% of the Employee's account balance.

        FURTHER RESOLVED, that the officers of this Company be, and they hereby are, authorized, empowered and directed to take all such action, do all such things and execute all such agreements, documents and papers as they shall deem proper or necessary to carry out the tenor and purport of this resolution, including the making of such changes or additions to the Plan as they deem necessary or advisable and which do not change any of the substantive provisions of the Plan, and to obtain a favorable ruling from the Internal Revenue Service with respect to the continued qualified status of the Plan under applicable sections of the Internal Revenue Code.